    As filed with the Securities and Exchange Commission on January 11, 2002
                           Registration No. 333-21599

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                        POST-EFFECTIVE AMENDMENT NO. 2 to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________

                         CB RICHARD ELLIS SERVICES, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                         52-1616016
 (State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                        Identification Number)

                             355 South Grand Avenue
                       Los Angeles, California 90071-1549
               (Address of principal executive offices) (Zip code)

                          CB RICHARD ELLIS 401(k) PLAN
                            (Full title of the Plan)
                              ____________________

                                  Ellis Reiter
           Executive Vice President and General Counsel of Litigation
                         CB Richard Ellis Services, Inc.
                             355 South Grand Avenue
                       Los Angeles, California 90071-1549
                                 (213) 613-3226
                 (Name, address and telephone number, including
                        area code, of agent for service)

                                 With a copy to:
                             Richard Capelouto, Esq.
                           Simpson Thacher & Bartlett
                              3330 Hillview Avenue
                           Palo Alto, California 94304
                                 (650) 251-5000

                         CALCULATION OF REGISTRATION FEE

               --------------------------------------------------

                                                       Proposed            Proposed
                                                       Maximum             Maximum
     Title of Securities to be     Amount to be        Offering Price      Aggregate          Amount of
     Registered (1)                Registered          Per Share           Offering Price     Registration Fee (1)
     ----------------------------- ------------------- ------------------- ------------------ --------------------
     N/A                           N/A                 N/A                 N/A                N/A

(1) No additional securities are to be registered. The proposed maximum offering price was calculated, and the fee was previously paid in connection with the original filing of the Registration Statement on Form S-8, File No. 333- 21599, which was effective upon filing on February 11, 1997.

                                Explanatory Note

CB Richard Ellis Services, Inc., a Delaware corporation (the "Registrant"), hereby amends its Registration Statement on Form S-8, dated February 11, 1997, File No. 333-21599 (the "Initial Registration"), by filing this Post-Effective Amendment No. 2 to Registration Statement on Form S-8 relating to the CB Richard Ellis 401(k) Plan (the "Plan"). The Plan was amended, and the Trust Agreement relating to the Plan was executed after the filing of Post-Effective Amendment No. 1 to Registration Statement on Form S-8, which occurred on July 9, 2001. This Post-Effective Amendment No. 2 incorporates the (i) amendment to the Plan and (ii) Trust Agreement relating to the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

         Item 8 is hereby amended by the additional filings in the Index to Exhibits of the (i) amendment to the Plan, (ii) Trust Agreement relating to the Plan and (iii) power of attorney.

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Walter V. Stafford his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including Post-Effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on this 31/st/ day of December 2001.

                              CB RICHARD ELLIS SERVICES, INC.

                              By: /s/ WALTER V. STAFFORD
                                  ---------------------------
                                  Name:   Walter V. Stafford
                                  Title:  Senior Executive Vice President
                                          and General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated:

            Signature                        Title                          Date
/s/ Raymond E. Wirta          Chief Executive Officer and Director    December 31, 2001
-------------------------     (Principal Executive Officer)
Raymond E. Wirta

/s/ James H. Leonetti               Chief Financial Officer (Principal      December 31, 2001
-----------------------------       Financial and Accounting Officer)
James H. Leonetti

/s/ W. Brett White                  Director and President                  December 31, 2001
-----------------------------
W. Brett White

/s/ Richard C. Blum                 Chairman of the Board of Directors      December 31, 2001
-----------------------------
Richard C. Blum

/s/ Jeffrey A. Cozad                Director                                December 31, 2001
-----------------------------
Jeffrey A. Cozad

/s/ Cathy A. Delcoco                Director                                December 31, 2001
-----------------------------
Cathy A. Delcoco

/s/ Frederic V. Malek               Director                                December 31, 2001
-----------------------------
Frederic V. Malek

/s/ Bradford M. Freeman             Director                                December 31, 2001
-----------------------------
Bradford M. Freeman

/s/ Claus J. Moller                 Director                                December 31, 2001
-----------------------------
Claus J. Moller

/s/ Gary L. Wilson                  Director                                December 31, 2001
-----------------------------
Gary L. Wilson

                         CB RICHARD ELLIS SERVICES, INC.

                                INDEX TO EXHIBITS

Exhibit No.                             Description
-----------                             -----------
4*                   CB Richard Ellis Amended and Restated 401(k) Plan

4.2                  Amendment 2001-1 to CB Richard Ellis 401(k) Plan

4.3 Trust Agreement for the CBRE Holding Common Stock Fund under the CB Richard Ellis 401(k) Plan

23*                  Consent of Arthur Andersen LLP

25                   Power of Attorney (reference is hereby made to page 1)

_______________________________________
*Previously filed